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                                                                     EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-85216, 33-81270, 333-17755, 33-78820, 33-95584, 333-06221
and 333-23757) pertaining to the Friedman's Inc. 1993 Stock Option Plan, Friedman's Inc. 1994 Stock Option Plan for Outside Directors, Friedman's Inc. Amended & Restated 1994 Stock Option Plan for Outside Directors, Friedman's Inc. 1994 Qualified Employee Stock Purchase Plan, Friedman's Inc. 1994 Stock Option Plan, Friedman's Inc. 1995 Stock Option Plan, and Friedman's Inc. 1996 Stock Option Plan, respectively, of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of Friedman's Inc. included in the Annual Report on Form 10-K for the year ended September 30, 1997.

                                               /s/ Ernst & Young LLP

Jacksonville, Florida
December 26, 1997